**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We hereby consent to the use in this Amendment Number 1 to the Registration Statement on Form 1-A of our report dated April 13, 2022, relating to the consolidated financial statements of Endonovo Therapeutics, Inc., and Subsidiaries for the years ended December 31, 2021 and 2020 and to the reference of our Firm under the caption "Experts" in the Prospectus. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California
May 10, 2022